Exhibit 10.25

Contract Agreement 2023 with

Date: December 8th, 2023

Salem News Channel

Salem Podcast Network: Charlie Kirk and Dinesh D’Souza (Start date: January 16th, 2023)

Salem Video Marketing across Charlie Kirk social media (Facebook, Instagram)

●	January 2023 will reach 65,000 people through FB and Instagram with estimated clicks 9,100
●	Feb – Dec 2023 will reach 130,000 people/month through FB and Instagram with estimated 18,200 clicks

Net Total:

Total Investment 2023 Including Salem News Channel = $687,860 net